                                                                    EXHIBIT 99

                            PROSPECTUS SUPPLEMENT
                    (TO PROSPECTUS DATED OCTOBER __, 1995)



                              F.N.B. CORPORATION

                                 $125,000,000
                         SUBORDINATED TERM NOTES DUE
            3, 6, 9, 12, 18, 24, 30, 36, 48, 60, 84 AND 120 MONTHS
                                     AND
                           SUBORDINATED DAILY NOTES



        The following interest rates are applicable to Subordinated Term Notes and Subordinated Daily Notes offered and sold during the period _________, __ through ________, __.

                                               Annual Interest Rate
                                               --------------------
                Subordinated Daily                       %
                Notes:


                Subordinated Term
                Notes:

                3 Month                                 %

                6 Month                                 %

                9 Month                                 %

                12 Month                                %

                18 Month                                %

                24 Month                                %

                30 Month                                %

                36 Month                                %

                48 Month                                %

                60 Month                                %

                84 Month                                %

                120 Month                               %



                                __________, __